EXHIBIT 99.1

Press Release	Source: MobilePro Corp.

MobilePro Corp. Hires Bruce Sanguinetti as CEO of NeoReach
Monday November 29, 11:33 am ET

Strategic Hire to Focus on Accelerating Company's ZigBee Chip Development

BETHESDA, Md., Nov. 29 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today the appointment of Bruce Sanguinetti as president and CEO of the company's wireless technology subsidiary NeoReach.
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Jay Wright, MobilePro chairman and CEO, said, "Bruce brings tremendous leadership skills, knowledge, industry contacts and entrepreneurial savvy to NeoReach. Given Bruce's recent experience in leading the successful development of an advanced Wi-Fi chip at Bermai, Inc., I am confident that he is the right person to lead our ZigBee development efforts. He also will contribute his expertise in fixed wireless broadband to MobilePro as we look to set up Wi-Max beta sites, make additional acquisitions and leverage our existing ISP customer base to become a major presence in the wireless ISP market. I am thrilled to be working with Bruce, and I welcome him to MobilePro."

Sanguinetti brings 25 years of experience in the wireless, computer and technology fields to MobilePro, with the last 15 years focused on the development and marketing of wireless communication devices. He most recently served (from 2001 to 2004) as president and CEO of Bermai in Palo Alto, Calif., a developer of next-generation semiconductor chips under the so-called "Wi-Fi" standard. Previously, he was a co-founder and president of BreezeCOM, Inc. (now Alvarion), a pioneer in the development and marketing of wireless LAN chipsets and devices. He also had senior executive roles at Solectek Corporation and SPEEDCOM Wireless Corporation. Sanguinetti received his Bachelor's degree in Business Administration from Cal-State Sacramento in 1978.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Md. with operations in Houston, Dallas and Beaumont, Texas; Coshocton and Cleveland, Ohio; Kansas City, Kan.; Janesville, Wisc.; Detroit, Mich.; Stevensville, Md.; Tucson, Ariz.; and Shreveport, La. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well- positioned companies in complementary product lines and industries. In 2004, MobilePro has closed deals with cumulative expected 2005 calendar revenue of more than $101 million and positive operating earnings.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm .

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com . Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com . An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com .

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended June 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

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Source: MobilePro Corp.